UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 21, 2006


                           WHITNEY HOLDING CORPORATION
               (Exact Name of Registrant as Specified in Charter)


     Louisiana                     0-1026                  72-6017893
 -----------------             -------------           ------------------
  (State or Other               (Commission               (IRS Employer
  Jurisdiction of               File Number)            Identification No.)
   Incorporation)

              228 St. Charles Avenue, New Orleans, Louisiana 70130
              ----------------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (504) 586-7272
                                 --------------
              (Registrant's Telephone Number, including Area Code)

                           ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

         On March 21, 2006, the Compensation and Human Resources
Committee of the Board of Directors (the "Committee") of Whitney Holding Corporation (the "Company") approved the group of participants eligible to participate in the Company's Executive Compensation Plan for fiscal year 2006, which includes all of the Company's executive officers.

         The Executive Compensation Plan provides participants the opportunity to earn an annual cash bonus if designated performance goals are achieved. The Company must achieve minimum threshold goals before any bonuses are earned. As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2005, the performance measurements for 2006 are the same as those used for 2005: return on average assets and return on average equity, compared with a peer group of 17 high-performing banks. Under the plan, the Company's Chief Executive Officer can earn a maximum bonus equal to 100% of base salary while other executive officers can earn a maximum bonus equal to 75% of base salary.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WHITNEY HOLDING CORPORATION



                                   By:/s/Thomas L. Callicutt, Jr.
                                      ----------------------------------
                                      Thomas L. Callicutt, Jr.
                                      Executive Vice President
                                      and Chief Financial Officer



Date:  March 27, 2006

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